Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-Backed Series 2002-2
*CUSIP:        21988G510       Class     A-1
               21988GBN5       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of          April 15, 2004.....                                                            $0.00
         Scheduled Income received on securities.....                                         $2,215,125.00
         Unscheduled Income received on securities.....                                               $0.00

LESS:
         Distribution to Class A-1 Holders.....                                              -$1,856,250.00
         Distribution to Class A-2 Holders.....                                                -$358,875.00
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of         October 15, 2004.....                                                           $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         April 15, 2004.....                                                             $0.00
         Scheduled Principal received on securities.....                                              $0.00

LESS:
         Distribution to Holders.....                                                                -$0.00
Balance as of         October 15, 2004.....                                                           $0.00


               UNDERLYING SECURITIES HELD AS OF October 15, 2004

      Principal
        Amount                                   Title of Security
      ------------                               -----------------
       $49,500,000       Royal & Sun Alliance Insurance Group plc 8.95%
                         Subordinated Guaranteed Bonds due October 15, 2029
                         *CUSIP: 78004VAB9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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